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                                                                     Exhibit 2.8
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                              [Form of Agreement]

                            NONCOMPETITION AGREEMENT

     This NONCOMPETITION AGREEMENT, is entered into this 11th day of February, 1997 (the "AGREEMENT") by and between MetaTools, Inc., a Delaware corporation ("METATOOLS"), and ___________________ (the "EMPLOYEE").

                                   BACKGROUND
                                   ----------

     This Agreement is entered into in connection with and is ancillary to an Agreement and Plan of Reorganization dated as of the date hereof (the "MERGER AGREEMENT") among MetaTools, Fractal Design Corporation, a California corporation ("FRACTAL") and Rook Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of MetaTools ("SUB"), pursuant to which MetaTools and Fractal intend to enter into a business combination transaction to pursue their long-term business strategies.

     Employee is an executive employee and stockholder of Fractal and has been actively involved in Fractal's business. MetaTools intends to continue the business of Fractal after the Effective Time (as such term is defined in the Merger Agreement) and to integrate such business into MetaTools's ongoing business. To preserve and protect the assets of Fractal, including Fractal's goodwill, customers and trade secrets of which Employee has knowledge, and to preserve and protect MetaTools's goodwill and business interests going forward, and as a material inducement for MetaTools to enter into the Merger Agreement, Employee has agreed to enter into this Agreement.

     Employee and MetaTools believe the limitations as to time, geographical area and scope of activity contained in this Agreement are reasonably necessary to, and no greater than that required to, protect the goodwill and business interests purchased by MetaTools.

     1.   Noncompete.  Beginning at the date hereof and until the date being
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thirty (30) months from the Effective Time (the "NONCOMPETITION PERIOD"),
Employee will not individually or as an employee, consultant, advisor, independent contractor, partner, officer, director, stockholder or investor or in any other capacity whatsoever of or for any person, firm, partnership, company or corporation other than MetaTools or its subsidiaries:

          (a) Own, manage, operate, sell, control or participate in the ownership, management, operation, sales or control of or permit Employee's name to be used in connection with any business engaged in the design, development, manufacturing, licensing, sale, marketing or distribution of any computer software products for any of the following markets in any of the geographical areas referred to in Section 2 below: 3 dimensional paint, 2 dimensional paint and composition, collaborative web paint, 2 dimensional illustration, 3 dimensional illustration, 3 dimensional modeling, human figure modeling, 2 dimensional image processing, 2 dimensional metaball and 3 dimensional metaball; provided, however, that notwithstanding the foregoing, Employee may own,
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directly or indirectly, solely as a passive investment, up to one percent (1%)
of any class of securities of any such business which are traded on a
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national securities exchange or listed on the National Association of Securities
Dealers Automated Quotation System;

          (b) Recruit, attempt to hire, solicit, assist others in recruiting or hiring, or refer to others concerning employment, in or with respect to any of the geographical areas referred to in Section 3 below, any person who is an employee of MetaTools, Fractal or any of their respective subsidiaries, or induce or attempt to induce any such employee to terminate his or her employment with MetaTools, Fractal or any of their respective subsidiaries.

     2.   Geographic Area.  The geographical areas in which the restrictions
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provided for in this Agreement apply include all cities, counties and states of the United States, and all other countries, in which Fractal or any of its subsidiaries has engaged in licensing or sales or otherwise conducted business or selling or licensing efforts at any time during the two years prior to the date hereof. The agreement not to compete in each such geographic subdivision is a separate and severable agreement from all such other agreements. Employee acknowledges that the scope and period of restrictions and the geographical area to which the restrictions imposed in this Section 2 applies are fair and reasonable and are reasonably required for the protection of MetaTools.

     3.   Injunctions.  Employee acknowledges that any breach of the covenants
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of this Agreement will result in immediate and irreparable injury to MetaTools and, accordingly, consents to the application of injunctive relief and such other equitable remedies for the benefit of MetaTools as may be appropriate in the event such a breach occurs or is threatened. The foregoing remedies will be in addition to all other legal remedies to which MetaTools may be entitled hereunder, including, without limitation, monetary damages.

     4.   Confidential Information and Invention Assignment Agreement.  Employee
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covenants that Employee shall sign a Company Confidential Information and
Assignment Agreement in substantially similar form to the agreements routinely signed by other employees of the Company.

     5.   Miscellaneous.
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          (a) Effective Time; Termination.  This Agreement shall be effective
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as of the date hereof and shall terminate and be of no further effect when and if the Merger Agreement is terminated pursuant to Article VII of the Merger Agreement.

          (b) Notices.  Any and all notices permitted or required to be given
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under this Agreement must be in writing.  Notices will be deemed given (i) when personally received or when sent by facsimile transmission (to the receiving party's facsimile number), (ii) on the first business day after having been sent by commercial overnight courier with written verification of receipt, or (iii) on the third business day after having been sent by registered or certified mail from a location on the United States mainland, return receipt requested, postage prepaid, whichever occurs first, at the address set forth below or at any new address, notice of which will have been given in accordance with this Section 5(b):

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If to MetaTools:         MetaTools, Inc.
                         6303 Carpinteria Avenue
                         Carpinteria, CA  93013
                         Attn: Chief Executive Officer

With a copy to:          Wilson Sonsini Goodrich & Rosati
                         650 Page Mill Road
                         Palo Alto California 94304-1050
                         Attn: Jeffrey D. Saper, Esq.
                                 Marty Korman, Esq.

If to Employee, at Employee's address in the personnel records of MetaTools.

      (c) Entire Agreement; Amendments.  This Agreement contains the entire
          ----------------------------
agreement of all of the parties hereto and supersedes and replaces all prior agreements between the parties concerning the subject matter hereof. This Agreement may not be changed or modified in whole or in part except by a writing signed by the party against whom enforcement of the change or modification is sought.

      (d) Successors and Assigns. This Agreement shall inure to the benefit of
          ----------------------
MetaTools and MetaTools's successors and assigns.

      (e) Governing Law.  This Agreement will be governed by and interpreted
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according to the substantive laws of the State of California, without regard to such State's conflicts law principles. The parties expressly stipulate that any litigation under this Agreement shall be brought in the state courts of the County of Santa Clara, California or in the United States District for the Northern District of California. The parties agree to submit to the jurisdiction and venue of those courts.

      (f) No Waiver.  The failure of either party to insist on strict compliance
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with any of the terms of this Agreement in any instance or instances will not be deemed to be a waiver of any term of this Agreement or of that party's right to require strict compliance with the terms of this Agreement in any other instance.

      (g) Severability.  Employee and MetaTools recognize that the limitations
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contained herein are reasonably and properly required for the adequate protection of the interests of MetaTools and therefore it is the intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible, under applicable law. If for any reason a court of competent jurisdiction finds any provision of this Agreement, or the application thereof, to be unenforceable, the remaining provisions of this Agreement will be interpreted so as best to reasonably effect the intent of the parties as articulated herein. The parties further agree that the court shall replace any such invalid or unenforceable provisions with valid and enforceable provisions designed to achieve, to the extent possible, the business purposes and intent of such unenforceable provisions.

      (h) Counterparts.  This Agreement may be executed in counterparts which
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when taken together will constitute one instrument.  Any copy of this Agreement with the original signatures of all parties appended will constitute an original.

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          (i) Attorney's Fees.  The prevailing party in any action to interpret
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or enforce this Agreement shall be entitled to receive its reasonable attorney's fees and expenses incurred in connection with such action.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

METATOOLS, INC.                     EMPLOYEE


______________________________      _______________________________
By                                  Signature


______________________________      _______________________________
Title                               Print Name

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